Exhibit 99.1

Third Point Re Reports Third Quarter 2013 Earnings Results

Net Income of $46.6 Million, or $0.46 Per Diluted Common Share

HAMILTON, Bermuda, November 12, 2013, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fiscal third quarter ended September 30, 2013.

“Following our initial public offering in August 2013, we are off to a strong start as a public company thanks to improving underwriting results and excellent investment results,” commented John Berger, Chairman, Chief Executive Officer and Chief Underwriting Officer. “While reinsurance market conditions remain challenging, we expect further improvement in our underwriting results as our reinsurance operation continues to gain scale.”

Third Point Re reported net income during the third quarter of 2013 of $46.6 million, or $0.46 per diluted common share, compared with $39.6 million, or $0.45 per diluted common share, for the third quarter of 2012. For the nine months ended September 30, 2013, Third Point Re reported net income of $147.2 million, or $1.59 per diluted common share, compared with $38.7 million, or $0.44 per diluted common share, for the nine months ended September 30, 2012.

Diluted book value per share was $12.35 as of September 30, 2013, an increase of $0.28, or 2.3%, for the third quarter and an increase of $1.46, or 13.4%, for the first nine months of 2013. The increase in diluted book value per share reflects earnings per share for the quarter partially offset by the costs associated with Third Point Re’s initial public offering (IPO), including underwriting and exchange listing, legal, accounting and related fees. These non-recurring costs were netted against the capital raised and were not expensed through the income statement.

The following table shows certain key financial metrics for the three and nine months ended September 30, 2013 and 2012:

	For the three months ended		For the nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(In millions, except for per share data and ratios)
Gross premiums written	$45.4	$41.7	$239.7	$162.5
Net premiums earned	$66.3	$34.3	$162.2	$63.0
Underwriting loss (1) (2)	$(4.9)	$(5.8)	$(12.1)	$(19.7)
Combined ratio (1) (2)	107.9%	117.0%	107.7%	131.3%

Net investment return on investments managed by Third Point LLC	4.3%	6.1%	16.9%	8.4%
Net investment income	$53.4	$47.7	$166.1	$63.9
Net investment income on float (3)	$7.1	$0.1	$15.1	$0.1

Net income	$46.6	$39.6	$147.2	$38.7
Diluted earnings per share	$0.46	$0.45	$1.59	$0.44
Growth in diluted book value per share (3)	2.3%	5.1%	13.4%	4.6%
Return on beginning shareholders’ equity (3)	4.2%	5.2%	16.1%	5.1%

(1)	-	Property and Casualty Reinsurance segment only.
(2)	-	Underwriting loss and combined ratio are Non-GAAP financial measures. See the accompanying Segment Reporting for an explanation and calculation of underwriting loss and combined ratio.
(3)	-	Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

Segment Highlights

Property and Casualty Reinsurance Segment

Gross premiums written increased by $2.0 million, or 4.8%, to $43.7 million for the three months ended September 30, 2013 from $41.7 million for the three months ended September 30, 2012. Gross premiums written increased by $68.7 million, or 42.3%, to $231.2 million for the nine months ended September 30, 2013 from $162.5 million for the nine months ended September 30, 2012. Third Point Re, through its class 4 reinsurance company Third Point Reinsurance Company Ltd., began underwriting on January 1, 2012. Increases in gross premiums written in 2013 are the result of the successful development of underwriting relationships with intermediaries and reinsurance buyers.

Net premiums earned for the three months ended September 30, 2013 increased $27.5 million, or 80.1%, to $61.8 million. Net premiums earned for the nine months ended September 30, 2013 increased $92.8 million, or 147.3%, to $155.8 million. The three and nine months ended September 30, 2013 reflects net premiums earned on a larger in-force underwriting portfolio compared to the three and nine month periods ended September 30, 2012. In addition, the three and nine month periods ended September 30, 2013 include net premiums earned of $17.5 million and $39.8 million, respectively, related to retroactive reinsurance contracts where we record the gross premiums written and earned at the inception of the contract.

The underwriting loss from the Property and Casualty Reinsurance segment for the third quarter was $4.9 million and for the nine months ended September 30, 2013 was $12.1 million. These results compare to underwriting losses of $5.8 million and $19.7 million in the three and nine month periods ended September 30, 2012, respectively. The combined ratio for the first nine months of 2013 was 107.7% compared to 131.3% in the previous year’s first nine months. The improvement in underwriting results was due primarily to crop losses recorded in the 2012 period and a drop in general and administrative expenses as a percentage of earned premium. For the nine months ended September 30, 2012, Third Point Re recorded a $5.2 million underwriting loss from its crop reinsurance portfolio due to the severe drought suffered by most of the US farm belt.

Catastrophe Risk Management

The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (“Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd. (“Catastrophe Fund Manager”), and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). Results of the Catastrophe Risk Management segment are consolidated with Third Point Re’s results because Third Point Re currently controls a majority of the outstanding interests in these entities. Since 2013 was the first year of operation for the Catastrophe Risk Management segment, there is no previous period to which to compare this year’s financial results.

After attributing income to non-controlling interests (i.e., the minority investors in the Catastrophe Fund), net income from the Catastrophe Risk Management segment was $2.7 million in the third quarter of 2013 and $2.6 million in the nine months ending September 30, 2013. Net assets under management were $100.5 million at September 30, 2013.

Investments

For the three months ended September 30, 2013, Third Point Re recorded net investment income of $53.4 million, compared to $47.7 million for the three months ended September 30, 2012. The return on investments managed by the Company’s investment manager, Third Point LLC, was 4.3% for the three months ended September 30, 2013 compared to 6.1% for the three months ended September 30, 2012.

For the nine months ended September 30, 2013, the Company recorded net investment income of $166.1 million, compared to $63.9 million for the nine months ended September 30, 2012. The return on the Company’s investments, as managed by Third Point LLC, was 16.9% for the nine months ended September 30, 2013 compared to 8.4% for the nine months ended September 30, 2012.

The primary driver of Third Point Re’s net investment income is the returns generated by its investment manager, Third Point LLC. Consistent with the first half of 2013, the returns for the three months ended September 30, 2013 were driven by equity positions and to a lesser extent by gains in structured credit. Net investment income for the three and nine months ended September 30, 2013 also benefited from higher average investments managed by Third Point LLC compared to the prior year periods due to the net proceeds generated by Third Point Re’s IPO and float contributed by its reinsurance operations.

Also impacting net investment income for the three months ended September 30, 2013 and for the nine months ended September 30, 2013 was the allocation of net investment income related to deposit and reinsurance contracts of $1.2 million and $2.7 million, respectively. The 2012 periods had an insignificant amount of net investment income allocated to deposit liability contracts.

Conference Call Details

The Company will hold a conference call to discuss its third quarter 2013 results at 9:00 a.m. ET on November 12, 2013. The call will be webcast live over the Internet from the Company’s website at thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and entering passcode 10000697. Participants should ask for the Third Point Reinsurance third quarter earnings conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 10000697. The telephonic replay will be available until Tuesday, November 19, 2013.

Safe Harbor Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) unavailability of capital in the future; (xi) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xii) suspension or revocation of reinsurance license; (xiii) potentially being deemed an investment company under U.S. federal securities law; (xiv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a PFIC; (xv) dependence on Third Point LLC to implement the Company’s investment strategy; (xvi) termination by Third Point LLC of the investment management agreement; (xvii) risks associated with the Company’s investment strategy being greater than those faced by competitors (xviii) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xix) potentially becoming subject to United States federal income taxation; (xx) potentially becoming subject to U.S. withholding and information reporting requirements under the FATCA provisions; and other risks and factors listed under “Risk Factors” in the prospectus on Form 424(b) dated as of August 14, 2013 and filed with the Securities and Exchange Commission on August 19, 2013. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting income or loss, combined ratio, diluted book value per share and return on beginning shareholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company

The Company’s wholly owned subsidiary Third Point Reinsurance Company Ltd. is a Bermuda property and casualty reinsurance company with an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc. Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012.

Contacts

Third Point Reinsurance Ltd.

Rob Bredahl

Chief Financial Officer & Chief Operating Officer

investorrelations@thirdpointre.bm

441-542-3333

THIRD POINT REINSURANCE LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2013 and December 31, 2012

(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Equity securities, trading, at fair value (cost - $507,618; 2012 - $450,766)	$593,879	$500,929
Debt securities, trading, at fair value (cost - $402,563; 2012 - $249,110)	437,596	279,331
Other investments, at fair value	63,277	157,430

Total investments in securities and commodities	1,094,752	937,690
Cash and cash equivalents	18,663	34,005
Restricted cash and cash equivalents	159,290	77,627
Due from brokers	418,246	131,785
Securities purchased under an agreement to sell	37,921	60,408
Derivative assets, at fair value	27,532	25,628
Interest and dividends receivable	3,024	2,088
Reinsurance balances receivable	168,683	84,280
Deferred acquisition costs, net	58,563	45,383
Unearned premiums ceded	2,494	—
Loss and loss adjustment expenses recoverable	6,284	—
Other assets	4,054	3,123

Total assets	$1,999,506	$1,402,017

Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$5,457	$5,278
Reinsurance balances payable	8,579	—
Deposit liabilities	118,973	50,446
Unearned premium reserves	163,915	93,893
Loss and loss adjustment expense reserves	143,707	67,271
Securities sold, not yet purchased, at fair value	90,492	176,454
Due to brokers	41,065	66,107
Derivative liabilities, at fair value	21,240	12,992
Performance fee payable to related party	40,264	—
Interest and dividends payable	1,416	1,255

Total liabilities	635,108	473,696
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	$—	$—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,888,916 (2012: 78,432,132))	10,389	7,843
Additional paid-in capital	1,053,501	762,430
Retained earnings	245,494	98,271

Shareholders’ equity attributable to shareholders	1,309,384	868,544
Non-controlling interests	55,014	59,777

Total shareholders’ equity	1,364,398	928,321

Total liabilities and shareholders’ equity	$1,999,506	$1,402,017

THIRD POINT REINSURANCE LTD.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

For the three and nine months ended September 30, 2013 and 2012

(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues
Gross premiums written	$45,425	$41,651	$239,660	$162,479
Gross premiums ceded	—	—	(9,975)	—

Net premiums written	45,425	41,651	229,685	162,479
Change in net unearned premium reserves	20,904	(7,333)	(67,528)	(99,483)

Net premiums earned	66,329	34,318	162,157	62,996
Net investment income	53,371	47,686	166,129	63,911

Total revenues	119,700	82,004	328,286	126,907

Expenses
Loss and loss adjustment expenses incurred, net	39,349	24,709	103,679	53,680
Acquisition costs, net	21,117	10,856	49,111	13,706
General and administrative expenses	9,846	6,440	24,071	20,221

Total expenses	70,312	42,005	176,861	87,607

Income including non-controlling interests	49,388	39,999	151,425	39,300
Income attributable to non-controlling interests	(2,818)	(423)	(4,202)	(609)

Net income	$46,570	$39,576	$147,223	$38,691

Earnings per share
Basic	$0.52	$0.50	$1.77	$0.49
Diluted	$0.46	$0.45	$1.59	$0.44
Weighted average number of common shares used in the determination of earnings per share
Basic	90,244,694	79,073,932	83,252,120	79,003,405
Diluted	100,176,416	87,888,983	92,438,629	87,031,196

THIRD POINT REINSURANCE LTD.

SEGMENT REPORTING

(UNAUDITED)

	Three Months Ended September 30, 2013
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
	($ in thousands)
Revenues
Gross premiums written	$43,714	$1,711	$—	$45,425
Gross premiums ceded	—	—	—	—

Net premiums written	43,714	1,711	—	45,425
Change in net unearned premium reserves	18,051	2,853	—	20,904

Net premiums earned	61,765	4,564	—	66,329
Net investment income	—	2,089	51,282	53,371

Total revenues	61,765	6,653	51,282	119,700

Expenses
Loss and loss adjustment expenses incurred, net	39,349	—	—	39,349
Acquisition costs, net	20,541	576	—	21,117
General and administrative expenses	6,739	949	2,158	9,846

Total expenses	66,629	1,525	2,158	70,312

Underwriting loss	(4,864)	n/a	n/a	n/a
Income including non-controlling interests	n/a	5,128	49,124	49,388
Income attributable to non-controlling interests	n/a	(2,432)	(386)	(2,818)

Net income (loss)	$(4,864)	$2,696	$48,738	$46,570

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	63.7%
Acquisition cost ratio (2)	33.3%
General and administrative expense ratio (3)	10.9%

Combined ratio (4)	107.9%

	Nine Months Ended September 30, 2013
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
	($ in thousands)
Revenues
Gross premiums written	$231,229	$8,431	$—	$239,660
Gross premiums ceded	(9,975)	—	—	(9,975)

Net premiums written	221,254	8,431	—	229,685
Change in net unearned premium reserves	(65,408)	(2,120)	—	(67,528)

Net premiums earned	155,846	6,311	—	162,157
Net investment income	—	3,210	162,919	166,129

Total revenues	155,846	9,521	162,919	328,286

Expenses			—
Loss and loss adjustment expenses incurred, net	103,291	388	—	103,679
Acquisition costs, net	48,353	758	—	49,111
General and administrative expenses	16,265	2,721	5,085	24,071

Total expenses	167,909	3,867	5,085	176,861

Underwriting loss	(12,063)	n/a	n/a	n/a
Income including non-controlling interests	n/a	5,654	157,834	151,425
Income attributable to non-controlling interests	n/a	(3,027)	(1,175)	(4,202)

Net income (loss)	$(12,063)	$2,627	$156,659	$147,223

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	66.3%
Acquisition cost ratio (2)	31.0%
General and administrative expense ratio (3)	10.4%

Combined ratio (4)	107.7%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.
(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.
(4)	Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

THIRD POINT REINSURANCE LTD.

SEGMENT REPORTING

(UNAUDITED)

	Three Months Ended September 30, 2012
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
	($ in thousands)
Revenues
Gross premiums written	$41,651	$—	$—	$41,651
Gross premiums ceded	—	—	—	—

Net premiums written	41,651	—	—	41,651
Change in net unearned premium reserves	(7,333)	—	—	(7,333)

Net premiums earned	34,318	—	—	34,318
Net investment income	—	—	47,686	47,686

Total revenues	34,318	—	47,686	82,004

Expenses
Loss and loss adjustment expenses incurred, net	24,709	—	—	24,709
Acquisition costs, net	10,856	—	—	10,856
General and administrative expenses	4,571	995	874	6,440

Total expenses	40,136	995	874	42,005

Underwriting loss	(5,818)	n/a	n/a	n/a
Income (loss) including non-controlling interests	n/a	(995)	46,812	39,999
Income attributable to non-controlling interests	n/a	—	(423)	(423)

Net income (loss)	$(5,818)	$(995)	$46,389	$39,576

Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	72.0%
Acquisition cost ratio (2)	31.6%
General and administrative expense ratio (3)	13.4%

Combined ratio (4)	117.0%

	Nine Months Ended September 30, 2012
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
	($ in thousands)
Revenues
Gross premiums written	$162,479	$—	$—	$162,479
Gross premiums ceded	—	—	—	—

Net premiums written	162,479	—	—	162,479
Change in net unearned premium reserves	(99,483)	—	—	(99,483)

Net premiums earned	62,996	—	—	62,996
Net investment income	—	—	63,911	63,911

Total revenues	62,996	—	63,911	126,907

Expenses
Loss and loss adjustment expenses incurred, net	53,680	—	—	53,680
Acquisition costs, net	13,706	—	—	13,706
General and administrative expenses	15,299	995	3,927	20,221

Total expenses	82,685	995	3,927	87,607

Underwriting loss	(19,689)	n/a	n/a	n/a
Income (loss) including non-controlling interests	n/a	(995)	59,984	39,300
Income attributable to non-controlling interests	n/a	—	(609)	(609)

Net income (loss)	$(19,689)	$(995)	$59,375	$38,691

Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	85.2%
Acquisition cost ratio (2)	21.8%
General and administrative expense ratio (3)	24.3%

Combined ratio (4)	131.3%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.
(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.
(4)	Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

THIRD POINT REINSURANCE LTD.

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

	September 30, 2013	December 31, 2012
	(In thousands, except share and per share amounts)
Basic and diluted book value per share numerator:
Total shareholders’ equity	$1,364,398	$928,321
Less: non-controlling interests	55,014	59,777

Shareholders’ equity attributable to shareholders	1,309,384	868,544
Effect of dilutive warrants issued to founders and an advisor	46,512	36,480
Effect of dilutive stock options issued to directors and employees	66,276	51,670

Fully diluted book value per share numerator:	$1,422,172	$956,694

Basic and diluted book value per share denominator:
Issued and outstanding shares	103,264,616	78,432,132
Effect of dilutive warrants issued to founders and an advisor	4,651,163	3,648,006
Effect of dilutive stock options issued to directors and employees	6,608,987	5,167,045
Effect of dilutive restricted shares issued to employees	624,300	619,300

Diluted book value per share denominator:	115,149,066	87,866,483

Basic book value per share	$12.68	$11.07
Diluted book value per share	$12.35	$10.89

	For the three months ended		For the nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands)
Net investment income on float	$7,072	$91	$15,128	$91
Net investment income on capital	45,455	47,595	150,465	63,820

Net investment income on investments managed by Third Point LLC	52,527	47,686	165,593	63,911
Other investment income	28	—	44	—
Deposit liabilities and reinsurance contracts investment income allocation	(1,246)	—	(2,675)	—
Net unrealized gain on catastrophe risk derivatives	2,062	—	3,167	—

Net investment income	$53,371	$47,686	$166,129	$63,911

	For the three months ended		For the nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands)
Net income	$46,570	$39,576	$147,223	$38,691
Shareholders’ equity attributable to shareholders - beginning of period	972,665	764,856	868,544	585,425
Subscriptions receivable	—	—	—	177,507
Impact of weighting related to shareholders’ equity from IPO	128,860	—	43,111	—

Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,101,525	$764,856	$911,655	$762,932
Return on beginning shareholders’ equity	4.2%	5.2%	16.1%	5.1%

Book Value per Share

Book value per share as used by our management is a non-GAAP measure, as it is calculated after deducting the impact of non-controlling interests, and adding back subscriptions receivable. In addition, diluted book value per share is also a non-GAAP measure and represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

Net Investment Income on Float

Insurance float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums and proceeds associated with deposit accounted reinsurance contracts are collected before losses are paid. In some instances, the interval between premium receipts and loss payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.

Return on Beginning Shareholders’ Equity

Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning shareholders’ equity attributable to shareholders and is a commonly used calculation to measure profitability. For purposes of this calculation, we add back the impact of subscriptions receivable to shareholders’ equity attributable to shareholders as of December 31, 2011. For the three and nine months ended September 30, 2013, we have also adjusted the beginning shareholders’ equity for the impact of the issuance of shares in our IPO on a weighted average basis. These adjustments lower the stated returns on beginning shareholders’ equity.